IMMULABS CORPORATION

                                Filing Type: 8-K
                           Description: Current Report
                           Filing Date: March 31, 2003
                           Period End: March 17, 2003

            Primary Exchange: Over the Counter Includes OTC and OTCBB
                                  Ticker: ILAB












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                                Table of Contents

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                                       8-K

ITEM 5.........................................................................1


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 17, 2003


                              IMMULABS CORPORATION
             (Exact name of registrant as specified in its charter)



         Colorado                     0-26760                    84-1286065
 (State of Incorporation)          (Commission               (I.R.S   Employer
                                   File Number)              Identification No.)


              Suite 132-3495 Cambie St. Vancouver BC Canada V5Z 4R3
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (604) 696-0073





         (Former name, former address and former fiscal year, if changed since last report.)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On March 17, 2003 Ben Traub,  the  Company's  President,  purchased  two million
(2,000,000) restricted shares from the company in a private sale for US$20,000.00, which are beneficially owned by Mr. Traub via indirect ownership by way of trust agreements.
On March 17, 2003 the Company agreed to pay $20,000.00 and issue five hundred thousand (500,000) shares to Richard Hewlett in consideration for the purchase of 67 mining claims. The Company will value this transaction at $25,000.00 with the issued shares valued at one cent per share ($0.01) each.

On March 17, 2003 the Company agreed to issue two million (2,000,000) shares to the Hewlett Group in total consideration for the purchase of its ore and waste processing technology, such shares to be distributed as per the following;
-six hundred thousand, six hundred and sixty eight (666,668) shares to Richard Hewlett.
-six hundred thousand, six hundred and sixty six (666,666) shares to Byron Knelson.
-six hundred thousand, six hundred and sixty six (666,666) shares to Ryan Jones. The Company will value this transaction at $20,000.00 with the issued shares valued at one cent per share ($0.01) each.

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    (1)          |               (2)           |          (3)         |   (4)
Title of Class   |    Name and Address of      |Amount and Nature     | Percent
                 |    Beneficial Owner         | of Beneficial Owner  | of Class
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Common           Ben Traub, 103-4338 Main St.     2,000,000 Indirect     40.88%
                 Suite 905  Whistler BC Canada

Common           Richard Hewlett                  1,166,668 direct       23.85%
                 1539, North China Lake
                 Boulevard, Ridgecrest, CA,

Common           Byron Knelson,                     666,666 direct       13.63%
                 17470 - 28B Avenue, Surrey,
                 BC Canada

Common           Ryan Jones,                        666,666 direct       13.63%
                 1282 High Street,
                 White Rock, BC, Canada




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 17, 2003 the Company authorized the purchase of sixty-seven mining claims in California from Richard Hewlett. Consideration in the transaction is US$20,000.00 in Cash plus 500,000 restricted shares payable to Mr. Hewlett. The properties have had over four million dollars (US$4,000,000.00) spent on exploration and over five thousand assays exist detailing the results of that exploration. Prior to this transaction the Company had no relationship with this individual. The seller may cancel the transaction if the Company does not raise a minimum of one million (1,000,000) dollars in working capital in six months. The Company may cancel the transaction in six months for any sound business reason. In the event of cancellation, all shares will be returned to the Company and the Claims shall be returned to the seller with no further liability to either party.

On March 17, 2003 the Company acquired the rights to purchase certain ore and waste processing technology ("Technology") from its President, Ben Traub, in exchange for one dollar ($1.00). On March 17, 2003 The Company exercised its rights to purchase that Technology in exchange for two million (2,000,000) restricted shares to the owners of the technology as follows; -six hundred thousand, six hundred and sixty eight (666,668) shares to Richard Hewlett. -six hundred thousand, six hundred and sixty six (666,666) shares to Byron Knelson. -six hundred thousand, six hundred and sixty six (666,666) shares to Ryan Jones. Prior to this transaction the Company had no relationship with these individuals.

The Technology is protected by patent and is to be used to extract valuable and/or hazardous elements from the soil or water. The seller may cancel the transaction if the Company does not raise a minimum of one million (1,000,000) dollars in working capital in six months. The Company may cancel the transaction in six months if the potential for the technology was misrepresented. In the event of cancellation, all shares shall be returned to the Company and the Technology shall be returned to the seller with no further liability to either party.

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ITEM 5.  OTHER EVENTS.

The Company has modified its business plan and is entering the `Non-Toxic' Ore and Waste Processing and Environmental Remediation business with a focus on serving the Mining and Coal Fired Power Plant industries. The Company has changed its name to Xerion EcoSolutions Group Inc..

To facilitate its business plan, the Company has acquired ownership of sixty-seven mining claims in California and certain proprietary ton-toxic ore and waste processing technologies for use in environmental remediation and economic metals recovery.

The Company has received a letter dated March 13 from its President, Ben Traub, forgiving the Company all debt owed to himself.

The  Company  has  entered  into   employment   agreements  with  the  following
executives;

Richard F. Hewlett has joined the executive management team with the position of Chief Scientific Officer. Mr. Hewlett, has put four mines into production, including a mercury mine in partnership with Placer Dome. Mr. Hewlett is a graduate in Chemical Engineering from Iowa State University with a Masters degree in Mining Engineering from the University of Arizona. Mr. Hewlett was a pioneer in computer generated ore reserve calculations and is a well known metallurgist and consultant. Mr. Hewlett is the inventor of the proprietary ore processing System that the company has acquired.

Byron Knelson has joined the executive management team with the position of Vice President, Corporate Development. Mr. Knelson is recognized worldwide as being a foremost authority on the recovery of freegold. He is the holder of numerous patents and is the inventor of the Knelson Concentrator. He built his company, Knelson Concentrators, into a growing concern of $15,000,000.00 in annual sales before handing over the responsibilities of day-to-day management to others. He continues to serve on the Board of Knelson Concentrators. His contacts in the mining industry are worldwide.

Ryan Jones has joined the executive management team with the position of Vice President, Operations. Mr. Jones has put several mines into production and continues to serve on the board of two other publicly traded mining companies. He has worked closely with Knelson in the marketing of the Knelson Concentrator. Mr. Jones is a geological technician and has worked as a consultant in the mining industry for over ten years and is capable of calculating ore reserves, producing feasibility studies and overseeing the Company's own mines.


David Thomas has joined the executive management team with the position of Chief Operating Officer. Mr. Thomas formerly served as Executive Vice President of a venture mining company, Vice President Finance of a development stage pharmaceutical company and Senior Vice President and Fund Manager of a futures based Mutual Fund Management Company. He has a strong background in corporate finance, regulatory compliance, strategic planning and general management.

The Company has entered into an employment agreement with Ben Traub, retaining him as its President & CEO. Mr. Traub's background is in marketing. He studied consumer behavior and market research at the College of New Caledonia. He is the founder and former owner of a large marketing consulting agency and has taught advanced courses on relationship marketing to several thousand executives at sites across BC including two universities.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Date: March 31, 2003

                                       IMMULABS CORPORATION


                                       By: /s/ Ben Traub
                                          ------------------
                                          Ben Traub
                                          President